 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2015

PepsiCo, Inc.
(Exact name of registrant
as specified in charter)

North Carolina	1-1183	13-1584302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road
Purchase, New York 10577
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (914) 253-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.
In advance of the Barclays Back-to-School Consumer Conference in Boston, Massachusetts, PepsiCo, Inc. (“PepsiCo”) today stated that, consistent with its previous guidance for fiscal 2015, PepsiCo expects 8 percent core constant currency EPS growth versus its fiscal 2014 core EPS of $4.63 and mid-single-digit organic revenue growth versus fiscal 2014. Based on the current foreign exchange market consensus, PepsiCo also expects that foreign exchange translation will have an unfavorable impact of approximately 11 percentage points on its full-year core EPS performance and approximately 9 percentage points on its full-year net revenue growth in 2015.1
In addition, consistent with its previous guidance for fiscal 2015, PepsiCo expects more than $7 billion in free cash flow (excluding certain items) and to return a total of $8.5 to $9 billion to shareholders through dividends of approximately $4 billion and share repurchases of $4.5 to $5 billion.
As previously announced, Hugh Johnston, Vice Chairman and Chief Financial Officer, Tom Greco, Chief Executive Officer, Frito-Lay North America, and Ramon Laguarta, Chief Executive Officer, Europe Sub-Saharan Africa, will present at the Barclays Back-to-School Consumer Conference on Wednesday, September 9, 2015 at approximately 8:15 a.m. EDT. A live audio webcast and replay of the presentation, including accompanying slides, will be accessible through PepsiCo’s website at www.pepsico.com, in the “Investors” section under “Events and Presentations.”
Cautionary Statement
Statements in this communication that are “forward-looking statements,” including PepsiCo’s 2015 guidance, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goals,” “guidance,” “intend,” “may,” “objectives,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such terms are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences or otherwise; changes in the legal and regulatory environment; imposition of new taxes, disagreements with tax authorities or additional tax liabilities; PepsiCo’s ability to compete effectively; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the markets where PepsiCo’s products are made, manufactured, distributed or sold; unfavorable economic conditions in the countries in which PepsiCo operates; increased costs, disruption of supply or shortages of raw materials and other supplies; failure to realize anticipated benefits from PepsiCo’s productivity initiatives or global operating model; disruption of PepsiCo’s supply chain; product contamination or tampering or issues or concerns with respect to product quality, safety and integrity; damage to PepsiCo’s reputation or brand image; failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations or to complete or manage divestitures or refranchisings; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; loss of any key customer or changes to the retail landscape; any downgrade or potential downgrade of PepsiCo’s credit ratings; the ability to protect information systems against or effectively respond to a cybersecurity incident or other disruption; PepsiCo’s ability to implement shared services or utilize information technology systems and networks effectively; fluctuations or other changes in exchange rates, including changes in currency exchange mechanisms or additional governmental actions in Venezuela; climate change, or legal, regulatory or market measures to address climate change; failure to successfully negotiate collective bargaining agreements or strikes or work stoppages; any infringement of or challenge to PepsiCo’s intellectual property rights; potential liabilities and costs from litigation or legal proceedings; and other factors that may adversely affect the price of PepsiCo’s common stock and financial performance.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
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1  Please refer to the Glossary for the definitions of non-GAAP financial measures including core, constant currency, organic and free cash flow excluding certain items.

Glossary
Acquisitions and divestitures: All merger and acquisition activity, including the impact of acquisitions, divestitures and changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current year U.S. dollar results by the current year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our historical results. In 2015, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. In 2014, core results exclude the commodity mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges, a pension lump sum settlement charge and a charge related to the 2014 Venezuela remeasurement. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.
Free cash flow: Net cash provided by operating activities less capital spending plus sales of property, plant and equipment. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.
Free cash flow, excluding certain items: Free cash flow, excluding: (1) payments related to restructuring charges (2) discretionary pension and retiree medical contributions, (3) net capital investments related to restructuring plan and (4) the tax impacts associated with each of these items, as applicable. This non-GAAP financial measure is our primary measure used to monitor cash flow performance. See “Reconciliation of GAAP and Non-GAAP Information” for additional information.
Mark-to-market gain or loss or net impact: Change in market value for commodity contracts that we purchase to mitigate the volatility in costs of energy and raw materials that we consume. The market value is determined based on average prices on national exchanges and recently reported transactions in the marketplace.
Net capital spending: Capital spending less cash proceeds from sales of property, plant and equipment.
Organic: A measure that adjusts for impacts of acquisitions, divestitures and other structural changes, and in the case of organic revenue, foreign exchange translation. In excluding the impact of foreign exchange translation, we assume constant foreign exchange rates used for translation based on the rates in effect for the comparable prior-year period. See the definition of “Constant currency” for additional information.
Reconciliation of GAAP and Non-GAAP Information (unaudited)
Core results, core constant currency results and organic results are non-GAAP financial measures as they exclude certain items noted below. These measures are not in accordance with Generally Accepted Accounting Principles (GAAP).  However, we believe investors should consider these measures as they are indicative of our ongoing performance and reflect how management evaluates our operating results and trends. These measures are not, and should not be viewed as, substitutes for GAAP reporting measures.
Fiscal 2014 Diluted EPS Reconciliation

	Year Ended 12/27/14
Reported Diluted EPS	$4.27
Commodity Mark-to-Market Net Impact	0.03
Restructuring and Impairment Charges	0.21
Pension Lump Sum Settlement Charge	0.06
Venezuela Remeasurement Charge	0.07
Core Diluted EPS	$4.63	*
* Does not sum due to rounding.

Net Cash Provided by Operating Activities Reconciliation (in billions)

	2015 Guidance
Net Cash Provided by Operating Activities	$	~	10
Net Capital Spending		~	3
Free Cash Flow		~	7
Certain Other Items (a)		~	—
Free Cash Flow, Excluding Certain Other Items	$	~	7
(a) Certain other items include discretionary pension and retiree medical contributions, payments related to restructuring charges, net capital investments related to restructuring plan and the tax impacts associated with each of these items, as applicable.
Commodity mark-to-market net impact
In the year ended December 27, 2014, we recognized mark-to-market net losses of $68 million on commodity hedges in corporate unallocated expenses. We centrally manage commodity derivatives on behalf of our divisions. These commodity derivatives include agricultural products, energy and metals. Commodity derivatives that do not qualify for hedge accounting treatment are marked to market each period with the resulting gains and losses recorded in corporate unallocated expenses as either cost of sales or selling, general and administrative expenses, depending on the underlying commodity. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
2014 Multi-Year Productivity Plan
In the year ended December 27, 2014, we incurred restructuring charges of $357 million in conjunction with the multi-year productivity plan we publicly announced on February 13, 2014 (2014 Productivity Plan). The 2014 Productivity Plan includes the next generation of productivity initiatives that we believe will strengthen our food, snack and beverage businesses by: accelerating our investment in manufacturing automation; further optimizing our global manufacturing footprint, including closing certain manufacturing facilities; re-engineering our go-to-market systems in developed markets; expanding shared services; and implementing simplified organization structures to drive efficiency.
2012 Multi-Year Productivity Plan
In the year ended December 27, 2014, we incurred restructuring charges of $61 million in conjunction with the multi-year productivity plan we publicly announced on February 9, 2012 (2012 Productivity Plan). The 2012 Productivity Plan includes actions in every aspect of our business that we believe will strengthen our complementary food, snack and beverage businesses by: leveraging new technologies and processes across PepsiCo’s operations, go-to-market and information systems; heightening the focus on best practice sharing across the globe; consolidating manufacturing, warehouse and sales facilities; and implementing simplified organization structures, with wider spans of control and fewer layers of management.
Pension lump sum settlement charge
In the year ended December 27, 2014, we recorded a pension lump sum settlement charge of $141 million related to payments for pension liabilities to certain former employees who had vested benefits.
Venezuela remeasurement charge
In the year ended December 27, 2014, we recorded a $105 million net charge related to our remeasurement of the bolivar for certain net monetary assets of our Venezuela businesses. $126 million of this charge was recorded in corporate unallocated expenses, with the balance (equity income of $21 million) recorded in our Latin America segment.
At the end of each period, we remeasure the net monetary assets of our Venezuela entities from the bolivar to the U.S. dollar at the rate we believe is legally available to us, including for the payment of dividends. As of June 13, 2015, there was a three-tiered exchange rate mechanism in Venezuela for exchanging bolivars into U.S. dollars: (1) The government-operated National Center of Foreign Commerce (CENCOEX), which has a fixed exchange rate of 6.3 bolivars per U.S. dollar (fixed exchange rate) mainly intended for the import of essential goods and services by designated industry sectors; (2) The auction-based Supplementary Foreign Currency Administration System (SICAD), which is intended for certain transactions, including foreign investments; and (3) An open market Marginal Foreign Exchange System (SIMADI), established in February 2015, which is available to companies and individuals to exchange foreign currency based on supply and demand. As of the end of the second quarter of 2015, the SICAD exchange rate was 12.0 bolivars per U.S. dollar. Subsequent to the end of the second quarter of 2015, in September, a SICAD auction was held at which bolivars were exchanged for U.S. dollars at the rate of 13.5 bolivars per U.S. dollar. We expect this change in the SICAD exchange rate will not have a material impact on our financial position or results of operations.
We believe that significant uncertainty exists regarding the exchange mechanisms in Venezuela, including the nature of transactions that are eligible to flow through CENCOEX, SICAD or SIMADI, or any other new exchange mechanism that may emerge, how any such mechanisms will operate in the future, as well as the availability of U.S. dollars under each mechanism. We continue to monitor developments closely and may determine in the future that rates other than the SICAD exchange rate or the fixed exchange rate, as applicable, are appropriate for remeasurement of the net monetary assets of our Venezuelan entities, which approximated $335 million at June 13, 2015.
If, at the end of the second quarter of 2015, we had used the SICAD exchange rate, which was 12.0 bolivars per U.S. dollar as of that date, to remeasure the net monetary assets that are currently recorded at the fixed exchange rate, we would have incurred a net charge of approximately $160 million.
If, at the end of the second quarter of 2015, we had remeasured all net monetary assets of our Venezuelan businesses at the SIMADI exchange rate, which was approximately 199 bolivars per U.S. dollar as of that date, we would have incurred a net charge of approximately $325 million. If we were to conclude that the SIMADI exchange rate is the appropriate rate for remeasurement of our Venezuelan entities, it would also lead to an impairment of our non-monetary assets, which were approximately $720 million at June 13, 2015. Comparable charges associated with our monetary and non-monetary assets would arise if we were to deconsolidate our Venezuelan operations. Any such remeasurement and potential impairment charges, if recognized, would be reflected in “Items Affecting Comparability.” In addition, if we were to conclude that the SIMADI exchange rate is the appropriate rate for remeasurement of our Venezuelan entities, our results of operations in Venezuela for the remainder of 2015 would expect to generate approximately 0% of both our net revenue and operating profit.
Any further devaluation of the bolivar, change in the currency exchange mechanisms, limitation in the volume of U.S. dollars available for conversion, additional governmental actions or fluctuation of the auction-based SICAD exchange rate could adversely affect our financial position, including a potential impairment of non-monetary assets, results of operations, both for any period in which we determine to remeasure using another rate and on a going forward basis following any such remeasurement, and our ability to make effective business decisions with respect to our Venezuelan operations or to continue to operate in Venezuela in the same manner as we have historically.
Free cash flow, excluding certain items
Free cash flow excluding certain items is the primary measure management uses to monitor cash flow performance. This is not a measure defined by GAAP. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. Additionally, we consider certain other items described above in evaluating free cash flow that we believe investors should consider in evaluating our free cash flow results.
2015 guidance
Our 2015 core constant currency EPS growth guidance excludes the commodity mark-to-market net impact included in corporate unallocated expenses and restructuring and impairment charges. Our 2015 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes. In addition, our 2015 core constant currency EPS growth guidance and our 2015 organic revenue growth guidance exclude the impact of foreign exchange. We are not able to reconcile our full year projected 2015 core constant currency EPS growth to our full year projected 2015 reported EPS growth because we are unable to predict the 2015 impact of foreign exchange or the mark-to-market net impact on commodity hedges due to the unpredictability of future changes in foreign exchange rates and commodity prices. We are also unable to reconcile our full year projected 2015 organic revenue growth to our full year projected 2015 reported net revenue growth because we are unable to predict the 2015 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates. Therefore, we are unable to provide a reconciliation of these measures.
The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date: September 8, 2015	By:	/s/ Cynthia Nastanski
	Name:	Cynthia Nastanski
	Title:	Senior Vice President, Corporate Law and Deputy Corporate Secretary